Exhibit 10.1


                     JOINT FILING AGREEMENT


     THIS JOINT FILING AGREEMENT (this "Agreement") is entered into as of the 6th day of January, 1997, by and among BALLANTRAE
PARTNERS, L.L.C., a Delaware limited liability company
("Ballantrae"), GUNTY & CO., a Delaware corporation, MURRY N.
GUNTY, DEBORAH L. HARMON, AND JONATHAN S. KERN.

     The undersigned hereby agree that the Statement on Amendment No. 10 to Schedule 13D (the "Statement") relating to North East Insurance Company, a Maine corporation, and all subsequent amendments thereto, pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, shall be filed together, pursuant to Rule 13d-1(f)(1), by Ballantrae. Each party hereto affirms that it is eligible to use Schedule 13D with respect to Amendment No. 10 to
Schedule 13D, and that such filing is being made in a timely fashion. Furthermore, each party hereto agrees to inform Ballantrae, as well as other parties hereto, of any change which could create an obligation to amended this Schedule 13D.

     The undersigned hereby acknowledge that each person on whose behalf the Statement is filed is responsible for the timely filing of such Statement and any further amendments thereto, and for the completeness and accuracy of the information contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

     This Agreement may be executed in one or more counterparts by each of the undersigned, each of which taken together shall constitute one and the same instrument.


                              BALLANTRAE PARTNERS, L.L.C., a
                                 Delaware limited liability
                                 company

                              By:/s/ Murry N. Gunty
                                 Murry N. Gunty
                                 Managing Director


                              GUNTY & CO., a Delaware corporation

                              By:/s/ Murry N. Gunty
                                 Murry N. Gunty
                                 President



                              MURRY N. GUNTY

                              /s/ Murry N. Gunty


                              DEBORAH L. HARMON

                              /s/ Deborah L. Harmon


                              JONATHAN S. KERN

                              /s/ Jonathan S. Kern